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                                                                     EXHIBIT 5.1



                          ON SEMICONDUCTOR CORPORATION

                                                               October 10, 2001

ON Semiconductor Corporation
5005 McDowell Rd.
Phoenix, AZ  85008

Dear Sirs:

            I refer to the Registration Statement on Form S-8 ("Registration Statement") to be filed by ON Semiconductor Corporation today with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), relating to the shares of Common Stock, $.01 par value, of ON Semiconductor Corporation to be issued under the ON Semiconductor Corporation (fka SCG Holding Corporation) 2000 Stock Incentive Plan (last amended and restated as of May 23, 2001), and the ON Semiconductor Corporation (fka SCG Holding Corporation) 2000 Employee Stock Purchase Plan (last amended and restated as of May 23, 2001) (collectively referred to as "Plans").

            In connection with the foregoing registration, I have acted as the general counsel of ON Semiconductor Corporation and have examined and am relying on originals, or copies certified or otherwise identified to my satisfaction, of such corporate records and such other instruments, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinion expressed below.

            Based on the foregoing, it is my opinion that the shares of ON Semiconductor Corporation issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                    Very truly yours,

                                    /S/ GEORGE H. CAVE
                                    George H. Cave, Esq.
                                    Vice President, General Counsel and
                                    Secretary